Exhibit 99.1

View Stockholders Approve Reverse Stock Split

MILPITAS, Calif. – July 25, 2023 – View, Inc. (Nasdaq: View) (“View” or the “Company”) today announced that its stockholders approved a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share, at the Company’s 2023 annual meeting of stockholders that was held on July 25, 2023.

The Company will announce a reverse stock split ratio of 60-for-1, 55-for-1, 50-for-1, 45-for-1 or 40-for-1, and the anticipated effective date of the reverse stock split, at a later time.

A reverse stock split would reduce the total number of View’s issued and outstanding shares of common stock, which is expected to result in an increase in the trading price per share. The objective of the reverse stock split is to ensure that View regains full compliance with the Nasdaq Stock Market LLC’s (“Nasdaq”) share price listing rule and maintains its listing on Nasdaq.

As previously announced, to regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days during the compliance period ending August 14, 2023. View’s common stock continues to be listed on Nasdaq and will continue to trade as usual during the cure period.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to outdoor conditions, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View’s products are installed in offices, apartments, airports, hotels, and educational facilities. For more information, please visit: www.view.com.

Forward-Looking Statements

This press release and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-

looking statements. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, its Quarterly Reports on Form 10-Q and in its other filings with the SEC. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to those described below. The effect of a reverse stock split on the per share trading price of our common stock cannot be predicted with any certainty, and the outcomes of reverse stock splits for other companies are varied, particularly given that investors may view a reverse stock split as a negative indicator. It is possible that the per share trading price of our common stock after a reverse stock split would not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the reverse stock split or at all, and a reverse stock split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. We cannot assure you that if a reverse stock split is implemented, our common stock will be more attractive to investors or that we will regain compliance with the $1.00 minimum average closing share price requirement for continued listing on Nasdaq. If we implement a reverse stock split, the per share trading price of our common stock may decrease due to factors unrelated to the reverse stock split, including our future performance. If a reverse stock split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

A reverse stock split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a reverse stock split, given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the per share trading price does not increase as a result of the reverse stock split. In addition, if a reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

No Offer of Securities

This communication shall not constitute an offer to sell or a solicitation of an offer to buy any securities of View, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Samuel Meehan

View, Inc.

IR@View.com

(408) 493-1358